UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2020

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Statements in this Report regarding the transactions described in this Report, including the expected consummation of such transactions and the amount and use of proceeds from the sale of shares described in this Report, are forward-looking statements and these statements involve risks and uncertainties. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “the Company,” “we,” “us,” and “our” are references to OncoCyte Corporation.

Item 1.01 - Entry Into a Material Definitive Agreement

On April 23, 2020, Oncocyte entered into a U.S. Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) promissory note in the principal amount of $1,140,930 payable to Silicon Valley Bank (the “Bank”) evidencing a PPP loan from the Bank. The PPP loan will bear interest at a rate of 1% per annum. No payments will be due on the PPP loan during a six month deferral period commencing on the date of the promissory note. Commencing one month after the expiration of the deferral period, and continuing on the same day of each month thereafter until the maturity date of the PPP loan, Oncocyte will be obligated to make monthly payments of principal and interest, each in such equal amount required to fully amortize the principal amount outstanding on the PPP loan by the maturity date. The maturity date is April 23, 2022.

The principal amount of the PPP loan is subject to forgiveness under the PPP upon Oncocyte’s request to the extent that PPP loan proceeds are used to pay expense permitted by the PPP, including payroll, rent, and utilities. The Bank may forgive interest accrued on any principal forgiven if the SBA pays the interest. There can be no assurance that any part of the PPP loan will be forgiven.

The PPP loan promissory note contains customary borrower default provisions and lender remedies, including the right of the Bank to require immediate repayment in full the outstanding principal balance of the PPP loan with accrued interest.

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The PPP loan helps preserve jobs and supports the ongoing operations of the Company as it continues to progress its cancer diagnostic test development and commercialization efforts. The Company recently launched DetermaRx™, a treatment stratification test that enables the identification of early-stage lung cancer patients at high risk for recurrence post-resection, allowing them to be treated when their cancer may be more responsive to adjuvant chemotherapy. DetermaDx™, the company’s liquid biopsy test in development, utilizes a proprietary immune system interrogation approach to clarify if a patients’ lung nodules are benign, which may enable them to avoid potentially risky invasive diagnostic procedures. Oncocyte is also developing DetermaIO™, a gene expression test that identifies patients more likely to respond to checkpoint immunotherapies, potentially saving significant healthcare costs.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the PPP loan is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our Board of Directors has approved a compensation deferral program to enhance Company liquidity in response to COVID-19 related economic uncertainty. Under the deferral program, certain Company executives may defer a portion of their salaries and bonuses, and Company directors may defer a portion of their director fees, beginning in May 2020 through December 2020. Deferred amounts will bear interest up to 10% per annum, and we will pay all amounts deferred, plus accrued interest (combined, “the deferral amount”), by December 31, 2020. The deferral amount to be paid may be settled with cash, Oncocyte common stock, or a combination of both. If the executive or director requests that all or a portion of the balance be paid in Oncocyte common stock at the end of the deferral period, the stock shall be issued at the then current market price in lieu of cash, subject to approval by the Compensation Committee of the Board of Directors.

Item 9.01 - Financial Statements and Exhibits

Exhibit Number	Description
10.1	U.S. Small Business Administration Paycheck Protection Program Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: April 29, 2020	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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